As filed with the Securities and Exchange Commission on April 26, 2005

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Regions Financial Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
63-0589368
(I.R.S. Employer Identification Number)
417 North 20th Street
Birmingham, Alabama 35203
(205) 944-1300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)	Regions Financing Trust II
Regions Financing Trust III
Regions Financing Trust IV
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
63-6228101
63-6233948
63-6233949
(I.R.S. Employer Identification Number)
417 North 20th Street
Birmingham, Alabama 35203
(205) 944-1300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

R. Alan Deer
General Counsel
Regions Financial Corporation
417 North 20th Street, Birmingham, Alabama 35203
(205) 326-7317
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Frank M. Conner III
Alston & Bird LLP
North Building, 10th Floor
601 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2601
Phone: (202) 756-3300
Facsimile: (202) 756-3333

     Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities To Be	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(7)(8)	Unit(9)(10)	Price(5)(7)(8)(10)	Registration Fee(11)

Senior Debt Securities of Regions Financial Corporation	(1)(2)(5)
Subordinated Debt Securities of Regions Financial Corporation	(1)(2)(5)
Preferred Stock, $1.00 par value, of Regions Financial Corporation	(1)(2)(5)
Depositary Shares of Regions Financial Corporation	(1)(2)(5)
Common Stock, $0.01 par value, of Regions Financial Corporation	(1)(2)(5)
Warrants of Regions Financial Corporation	(1)(3)
Stock Purchase Contracts of Regions Financial Corporation	(1)(4)
Units of Regions Financial Corporation	(1)(4)

Preferred Securities of Regions Financing Trust II, Regions Financing Trust III and Regions Financing Trust IV	(1)(6)
Regions Financial Corporation Guarantees of Preferred Securities of Regions Financing Trust II, Regions Financing Trust III and Regions Financing Trust IV	(1)(6)

TOTAL	$2,000,000,000	100%	$2,000,000,000	$235,400(12)

(1)	Such indeterminate number, principal amount or liquidation amount of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Stock Purchase Contracts, and Units of Regions Financial Corporation and of Preferred Securities of Regions Financing Trust II, Regions Financing Trust III and Regions Financing Trust IV and the related Guarantees of Regions Financial Corporation as may from time to time be issued at indeterminate prices. In addition, securities registered hereunder may be sold either separately or as units consisting of more than one type of security registered hereunder. The securities registered hereunder shall not have an aggregate offering price which exceeds $2,000,000,000 in United States dollars or the equivalent in any other currency.

(2)	Also includes such indeterminate number of Senior Debt Securities, Subordinated Debt Securities and shares of Common Stock and Preferred Stock, and Depositary Shares as may be issued upon conversion or exchange of any Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares that provide for conversion or exchange into other securities or upon exercise of Warrants for such securities.

(3)	Warrants may be sold separately or with Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Common Stock.

(4)	Includes an indeterminable number of shares of Common Stock and Preferred Stock to be issuable by Regions Financial Corporation upon settlement of Stock Purchase Contracts.

(5)	No separate consideration will be received for the Senior Debt Securities, Subordinated Debt Securities, or shares of Preferred Stock or Common Stock or Depositary Shares issuable upon conversion of or in exchange for Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares.

(6)	Includes the rights of holders of the Preferred Securities under the Guarantees of Preferred Securities and back-up undertakings, consisting of obligations by Regions Financial Corporation, as set forth in the Amended and Restated Declarations of Trust, the Subordinated Debt Securities Indenture and any Supplemental Indenture thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any Guarantee or any back-up undertakings.

(7)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(8)	Such amount represents the principal amount of any Senior Debt Securities, Subordinated Debt Securities or Preferred Securities issued at their principal or liquidation amount, the issue price rather than the principal or liquidation amount of any Senior Debt Securities, Subordinated Debt Securities or Preferred Securities issued at an original issue discount, the liquidation preference of any Preferred Stock or Depositary Shares, the amount computed pursuant to Rule 457(c) for any Common Stock, the issue price of any Stock Purchase Contracts, Units and Warrants and the exercise price of any securities issuable upon exercise of Warrants.

(9)	Estimated solely for the purpose of computing the registration fee.

(10)	Exclusive of accrued interest and distributions, if any.

(11)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

(12)	Regions Financial Corporation and Union Planters Corporation, for whom the Registrant is a successor pursuant to the definition in Rule 405, previously paid filing fees of (1) $250,000 in connection with Registration Statement No. 333-54552, initially filed on January 29, 2001 and amended on February 8, 2001, relating to the registration of $1,000,000,000 aggregate principal amount of securities of which $787,500,000 aggregate principal amount of securities were sold as of the date hereof; (2) $138,000 (after receiving a refund for a portion of the fee) in connection with Registration Statement No. 333-74102, initially filed on November 28, 2001 and amended on December 18, 2001, relating to the registration of $1,500,000,000 aggregate principal amount of securities of which $600,000,000 aggregate principal amount of securities were sold as of the date hereof; and (3) $125,014, which was initially paid in connection with Registration Statement No. 333-46120, initially filed on September 20, 2000 and amended on February 20, 2001 relating to the registration of $500,000,000 aggregate principal amount of securities that remain unsold as of the date hereof, such amount was used to offset the $121,350 registration fee due in connection with Registration Statement No. 333-108263, initially filed on August 27, 2003 and amended on September 9, 2003, relating to the registration of $1,500,000,000 aggregate principal amount of securities of which $500,000,000 aggregate principal amount of securities were sold as of the date hereof. Pursuant to Rule 457(p) of the rules and regulations under the Securities Act, the full amount of the filing fee currently due for this Registration Statement has been offset by $220,489 of the previously paid filing fees for Registration Statement Nos. 333-54552, 333-74102, 333-46210, and 333-108263.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 26, 2005

PROSPECTUS

$2,000,000,000

[LOGO]

REGIONS FINANCIAL CORPORATION

SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK
WARRANTS
STOCK PURCHASE CONTRACTS
AND
UNITS

REGIONS FINANCING TRUST II

REGIONS FINANCING TRUST III

REGIONS FINANCING TRUST IV

PREFERRED SECURITIES
AS FULLY AND UNCONDITIONALLY GUARANTEED
BY REGIONS FINANCIAL CORPORATION

     We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

     We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. The total offering price of the securities offered to the public will be limited to $2,000,000,000.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities are our unsecured obligations and are not deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency or instrumentality.

The date of this Prospectus is      , 2005.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
FORWARD-LOOKING STATEMENTS	2
REGIONS FINANCIAL CORPORATION	3
REGIONS TRUSTS	3
USE OF PROCEEDS	4
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES	5
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF PREFERRED STOCK	21
DESCRIPTION OF DEPOSITARY SHARES	23
DESCRIPTION OF COMMON STOCK	26
DESCRIPTION OF WARRANTS	28
DESCRIPTION OF STOCK PURCHASE CONTRACTS	29
DESCRIPTION OF UNITS	30
DESCRIPTION OF PREFERRED SECURITIES OF THE TRUSTS	30
DESCRIPTION OF TRUST GUARANTEES	40
EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND THE TRUST GUARANTEES	42
PLAN OF DISTRIBUTION	43
LEGAL MATTERS	44
EXPERTS	44

i

ABOUT THIS PROSPECTUS

     This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or continuous offering process. Under this shelf registration or continuous offering process, we may from time to time offer any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC public reference room mentioned under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

     When acquiring any securities discussed in this prospectus, you should rely only on the information we have provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date of the particular document.

     We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

     Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references mean Regions Financial Corporation and its subsidiaries.

     Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$”).

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580 , Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. The address of the SEC’s web site is provided for the information of prospective investors and not as an active link. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

     The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2004; and

•	The description of our common stock set forth in our registration statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating any such description.

     You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Attention: Investor Relations
Regions Financial Corporation
417 North 20th Street, Birmingham, Alabama 35203
(205) 326-7317

     We have not included or incorporated by reference in this prospectus any separate financial statements of Regions Financing Trust II, Regions Financing Trust III, or Regions Financing Trust IV, which we will refer to as the trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our junior subordinated debentures; and

•	we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.

We do not expect that the trusts will be required to file any information with the SEC for as long as we continue to file our information with the SEC.

FORWARD-LOOKING STATEMENTS

     This prospectus and accompanying prospectus supplement contain or incorporate by reference certain forward-looking statements. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe-harbor” for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to those described below:

•	Further easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies and finance companies, may increase competitive pressures.

•	Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

•	Possible changes in general economic and business conditions in the United States and the South in general and in the communities Regions serves in particular may lead to a deterioration in credit quality, thereby increasing provisioning costs, or a reduced demand for credit, thereby reducing earning assets.

•	The threat or occurrence of war or acts of terrorism and the existence or exacerbation of general geopolitical instability and uncertainty.

•	Possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

     The words “believe,” “expect,” “anticipate,” “project,” and similar expressions signify forward looking statements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by those forward- looking statements. We assume no obligation to update any forward-looking statements that are made from time to time.

REGIONS FINANCIAL CORPORATION

     Regions Financial Corporation (“Regions,” “we,” “us,” or “our”), is a financial holding company headquartered in Birmingham, Alabama which operates primarily within the southeastern United States. Regions’ operations consist of banking, brokerage and investment services, mortgage banking, insurance brokerage, credit life insurance, commercial accounts receivable factoring and specialty financing. At December 31, 2004, Regions had total consolidated assets of approximately $84.1 billion, total consolidated deposits of approximately $58.7 billion, and total consolidated stockholders’ equity of approximately $10.7 billion.

     Regions is a Delaware corporation, that on July 1, 2004, became the successor by merger to Union Planters Corporation and the former Regions Financial Corporation. Regions’ principal executive offices are located at 417 North 20th Street, Birmingham, Alabama 35203, and its telephone number at such address is (205) 944-1300.

REGIONS TRUSTS

     Regions Financing Trust II, Regions Financing Trust III, and Regions Financing Trust IV are Delaware statutory trusts created by the certificates of trust that we filed with the Secretary of State of Delaware on January 26, 2001, as to Regions Financing Trust II, and November 20, 2001 as to Regions Financing Trust III and Regions Financing Trust IV. A statutory trust is a separate legal entity that can be formed for the purpose of holding property. For tax purposes, Regions Financing Trust II, Regions Financing Trust III, and Regions Financing Trust IV are all grantor trusts. A grantor trust is a trust that does not pay federal income tax if it is formed solely to facilitate direct investment in the assets of the trust and the trustee cannot change the investment. We created each of Regions Financing Trust II, Regions Financing Trust III, and Regions Financing Trust IV for the limited purpose of:

•	issuing preferred securities and common securities, which we collectively refer to as the trust securities and which represent individual beneficial interests in the assets of the trust;

•	investing the gross proceeds that each trust receives from its issuance of its preferred securities and common securities in an equal principal amount of junior subordinated debentures issued by us;

•	distributing the interest the trusts receive from us on our junior subordinated debentures that the trusts own to the holders of the preferred securities; and

•	carrying out any other activities that are necessary for or incidental to issuing the preferred securities and common securities and investing in our junior subordinated debentures.

     The purchasers of the preferred securities that Regions Financing Trust II, Regions Financing Trust III, and Regions Financing Trust IV may issue will own all of the trusts’ preferred securities. We will own all of the common securities. Each trust is subject to the terms of its declaration of trust that we have executed as the depositor of the trust and which has also been executed by trustees of the trust. At the time a trust issues any preferred securities, the applicable declaration of trust will be amended and restated to set the terms of the preferred securities, which we will refer to as the amended declaration. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capitalization. The preferred securities will represent the remaining approximate 97% of each trust’s total capitalization. The terms of the common securities will also be contained in the amended declaration and the common securities will rank equally, and payments will be made ratably, with the preferred securities.

However, if there are certain continuing payment events of default under the junior subordinated debentures, our rights as holder of the common securities to distributions, liquidation, redemption and other payments from the trust will be subordinated to the rights to those payments of the holders of the preferred securities. Each trust will use the proceeds of the sale of the preferred securities and the common securities to invest in junior subordinated debentures that we will issue to the trust. The preferred securities will be guaranteed by us in the manner described later in this prospectus.

     The junior subordinated debentures and the interest we pay to Regions Financing Trust II, Regions Financing Trust III, and Regions Financing Trust IV on the junior subordinated debentures will be the trusts’ only assets and the interest we pay to Regions Financing Trust II, Regions Financing Trust III, and Regions Financing Trust IV on our junior subordinated debentures will be the only revenue of the trusts. Unless stated otherwise in the applicable prospectus supplement, the amended declarations will not permit the trusts to acquire any assets other than the junior subordinated debentures or to issue any securities other than the trust preferred securities and the common securities or to incur any other indebtedness.

     Each trust has a term of approximately 45 years but may be dissolved earlier under the terms of its amended declaration. The trustees of each trust will conduct the business and affairs of the trust. As holder of the common securities, we are entitled to appoint, remove, replace or increase or reduce the number of trustees. The amended declarations will govern the duties of the trustees. Most of the trustees will be employees, officers or affiliates of ours and will be referred to as administrative trustees. One trustee of each trust, the property trustee, will be a financial institution that is not affiliated with us and that has a minimum of combined capital and surplus of at least $50 million. The property trustee will act as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939, or the Trust Indenture Act. Unless the property trustee has a principal place of business in the State of Delaware, and meets other legal requirements, we will appoint another trustee for each trust who meets these requirements to serve as the Delaware trustee. The trusts will be governed by the terms and provisions of their respective amended declaration entered into by and among us, as depositor, the Delaware trustee, the property trustee and the administrative trustees.

     We or any subsequent holder of the common securities will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay all ongoing costs and expenses of the trusts.

     The property trustee of each trust is Deutsche Bank Trust Company Americas, successor in interest to Bankers Trust Company Corporate Trust and Agency Service, 60 Wall Street, 27th Floor, New York, New York 10005-2858, Attention: Global Debt Services. The Delaware trustee is Deutsche Bank Trust Company Delaware and its address in the state of Delaware is 1011 Centre Road, Floor 02, Wilmington, Delaware 19805-1266, Attn: Elizabeth Ferry. The principal place of business of each trust is c/o Regions Financial Corporation, 417 North 20th Street, Birmingham, Alabama 35203. The telephone number for each trust at that address is (205) 944-1300.

USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	reducing or refinancing debt;

•	funding investments in, or extensions of credit to, our subsidiaries;

•	financing possible acquisitions;

•	working capital; and

•	redeeming outstanding securities.

     Pending such use, we may temporarily invest net proceeds. We do not have any present plans, and are not engaged in any negotiations, for the use of any such proceeds, or the issuance of common stock, in any future acquisition. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the prospectus supplement relating to such offering.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     Our consolidated ratio of earnings to fixed charges including our consolidated subsidiaries is computed by dividing earnings by fixed charges. The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown:

	For the Year Ended December 31,
	2004	2003	2002	2001	2000
Earnings to Fixed Charges:
Excluding interest expense on deposits	4.20x	3.77x	3.17x	2.42x	2.55x
Including interest expense on deposits	2.36x	2.20x	1.82x	1.44x	1.40x

     For purposes of computing the ratio of earnings to fixed charges, earnings as adjusted consists of income (loss) before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, consists of interest and debt expense, amortization of deferred debt costs, and the estimated interest portion of rent expense.

DESCRIPTION OF DEBT SECURITIES

General

     Unless stated otherwise in the applicable prospectus supplement, the following summary outlines the material terms of the senior debt securities and the subordinated debt securities (including our junior subordinated debentures), which we collectively refer to as the debt securities, that we may offer from time to time. The specific terms of any debt securities we may offer and the extent, if any, to which these general terms and provisions may or may not apply to the debt securities will be described in the applicable prospectus supplement relating to the particular series of debt securities.

     We will issue the senior debt securities under an indenture, which we will enter into with Deutsche Bank Trust Company Americas, as trustee. We will issue the subordinated debt securities under an indenture, which we have entered into with Deutsche Bank Trust Company Americas, as trustee. Any junior subordinated debentures we may issue will be sold exclusively to one or more of the trusts. The indentures are subject to and governed by the Trust Indenture Act, and we may supplement the indentures from time to time after we execute them. The following description of the debt securities may not be complete and is subject to and qualified in its entirety by reference to the form of either the senior or the subordinated indenture relating to the particular series of debt securities, each of which is an exhibit to the registration statement that contains this prospectus. Capitalized terms used but not defined in this description will have the meanings given to them in the indentures. Wherever we refer to particular sections or defined terms of the indentures, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus.

     The senior indenture will prohibit us from disposing of, or permitting the issuance of, capital stock of specified subsidiaries under certain circumstances. See “— Certain Covenants — Covenants Relating to Senior Debt Securities.” The subordinated debt securities will be subordinated and junior to all “senior indebtedness” (which is defined below in “— Subordination”). The subordinated indenture will not prohibit us from disposing of the voting stock of any of our subsidiaries, including any voting stock of Regions Bank, our principal subsidiary bank.

     Since we are a holding company, our rights and the rights of our creditors, including holders of our debt securities, to participate in the assets of any of our subsidiaries upon the liquidation or reorganization of any of our subsidiaries will be subject to prior claims of the creditors of any such subsidiary, including in the case of our subsidiary banks, their depositors, except to the extent that we are a creditor of such subsidiary with recognized claims against the subsidiary. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings.

Terms

     The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt, but will be subordinated to all of our existing and future secured indebtedness, if any, but only to the extent of the applicable collateral. The indebtedness represented by the subordinated debt securities will rank junior in right of payment, under the terms contained in the subordinated indenture, and will be subject to our prior payment in full of our senior debt all as described under “— Subordination.”

     The indentures do not limit the aggregate principal amount of debt securities that we may issue; however, the amount of debt securities we offer will be limited to the amount described on the cover of this prospectus. We may issue the debt securities, in one or more series from time to time, as our board of directors may establish by resolution or as we may establish in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities we previously issued. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. The debt securities may be denominated and payable in foreign currencies or units based on or related to foreign currencies. Special United States federal income tax considerations applicable to any debt securities denominated in foreign currencies will be described in the applicable prospectus supplement.

     Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. Upon prior written notice, a trustee may be removed by act of the holders of a majority in principal amount of the outstanding debt securities of the series with respect to which the trustee acts as trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture unrelated to the trust administered by any other trustee. Except as otherwise stated in this prospectus, any action described in this prospectus to be taken by each trustee may only be taken by the trustee with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

     You should refer to the applicable prospectus supplement relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the title of the debt securities of the series and whether the debt securities are senior debt securities or subordinated debt securities, and, in the case of subordinated debt securities, whether they are junior subordinated debentures;

•	the total principal amount of the debt securities of the series and any limit on the total principal amount;

•	the price (expressed as a percentage of the principal amount of the debt securities) at which we will issue the debt securities of the series;

•	the terms, if any, by which holders may convert or exchange the debt securities of the series into or for common stock or other of our securities or property;

•	if the debt securities of the series are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, the regular record dates if any, for the interest payments, or the method by which the dates shall be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of, and any premium, Make-Whole Amount (as defined in the indentures), interest or Additional Amounts (as defined in the indentures) on, the debt securities of the series will be payable, where the holders of the debt securities may surrender debt securities for conversion, transfer or exchange, and where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

•	if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•	the period or periods during which, the price or prices (including any premium or Make-Whole Amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

•	any obligation of ours to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities of the series pursuant to that obligation;

•	the currency or currencies in which we will sell the debt securities and in which the debt securities of the series will be denominated and payable;

•	whether the amount of payment of principal of, and any premium, Make-Whole Amount, or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•	whether the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities of the series are to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of certain events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the applicable indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions;

•	whether the debt securities of the series will be in registered or bearer form and the terms and conditions relating to the applicable form, and if in registered form, the denomination in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000 or a multiple of $5,000;

•	the applicability, if any, of the defeasance or covenant defeasance provisions described below under “— Discharge, Defeasance and Covenant Defeasance” on any series of debt securities;

•	any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any Additional Amounts as contemplated in the applicable indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay Additional Amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the Additional Amounts;

•	whether we may extend the interest payment periods and, if so, the terms of any extension;

•	if the principal amount payable on any maturity date will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities of the series on any securities exchange; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

     The debt securities of a series may provide for less than their entire principal amount to be payable if we accelerate the maturity of the debt securities as a result of the occurrence and continuation of an event of default. If this is the case, the debt securities would have what is referred to as “original issue discount.” Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

     We may issue debt securities of a series from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on the applicable dates of the applicable currency, commodity, equity index or other factors.

     Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be described in the applicable prospectus supplement.

     The indentures do not contain any provisions that afford holders of the debt securities protection in the event we engage in a transaction in which we incur or acquire a large amount of additional debt.

Denominations, Interest, Registration and Transfer

     Unless the applicable prospectus supplement states otherwise, debt securities we issue in registered form of any series will be issued in denominations of $1,000 and multiples of $1,000. Unless the applicable prospectus supplement states otherwise, debt securities we issue in bearer form will be issued in denominations of $5,000 and multiples of $5,000.

     Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, Make-Whole Amount, or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially located at Deutsche Bank Trust Company Americas, 60 Wall Street, 27th Floor, New York, New York 10005-2858, Attention: Global Debt Services. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States. We will have the right to require a holder of debt securities, in connection with any payment on such debt securities, to certify information to us or, in the absence of such certification, we will be entitled to rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from such payment. We may at any time designate additional paying agents, remove any paying agents, or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies we pay to a paying agent for the payment of principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, subject to any applicable law. After this time, the holder of the debt security will be able to look only to us for payment.

     Any interest we do not punctually pay on any interest payment date with respect to a debt security will be defaulted interest and will cease to be payable to the holder on the original regular record date and may either:

•	be paid to the holder at the close of business on a special record date for the payment of defaulted interest to be fixed by the applicable trustee; or

•	be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.

     If the defaulted interest is to be paid on a special record date, notice of the special record date will be mailed to each holder of such debt security not less than ten days before the special record date.

     Subject to certain limitations imposed on debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and with the same total principal amount and authorized denomination upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for conversion, transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge on any transfer or exchange of debt securities, but we may require payment by holders to cover any tax or other governmental charge payable in connection with the transfer or exchange.

     If the applicable prospectus supplement refers to us designating a transfer agent (in addition to the applicable trustee) for any series of debt securities, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.

     Neither we nor any trustee will be required to do any of the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•	exchange any debt security in bearer form that is selected for redemption, except a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form shall be simultaneously surrendered for redemption or exchange; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that is not to be repaid.

Global Securities

     The debt securities in registered form of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, one or more registered global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global securities or securities. Unless and until it is wholly exchanged for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

     The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the debt securities. Ownership of participants in a registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary and ownership of persons who hold debt securities through participants will be reflected on the records of participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants. Persons who are not participants or indirect participants may beneficially own registered global securities held by the depositary only through participants or indirect participants. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair a person’s ability to own, transfer or pledge beneficial interests in a registered global security.

     So long as the depositary, or its nominee, is the registered owner of the global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders thereof under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants and, if applicable, indirect participants would authorize beneficial owners owning through the participants and, if applicable, indirect participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, debt securities represented by a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that once the depositary receives any payment of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that payments by participants or, if applicable, indirect participants to owners of beneficial interests in the registered global security held through the participants or, if applicable, indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants or indirect participants as the case may be.

     Neither us, the trustee, any paying agent, nor the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     If the depositary for debt securities notifies us that it is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or the Exchange Act, we have agreed to appoint a successor depositary. If we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days after we become aware of the unwillingness, inability or ineligibility, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in a definitive form in exchange for all of the registered global security or securities representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

     Debt securities in bearer form of a series may also be issued in the form of one or more global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme Luxembourg (formerly known as Cedelbank), or with a nominee for such depositary identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer form global security, with respect to any portion of a series of debt securities to be represented by a bearer form global security will be described in the applicable prospectus supplement.

Merger, Consolidation or Sale

     We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation or trust or entity provided that:

•	we are the survivor in the merger, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States and expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, there is no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default;

•	if, as a result of the transaction, our property or assets would be subject to an encumbrance that would not be permitted under the indenture, we shall take steps to secure the debt securities equally and ratably with all indebtedness secured in the transaction; and

•	certain other conditions that are described in the indentures are met.

     Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indentures.

     This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a put or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Certain Covenants

     Existence. Except as permitted under “— Merger, Consolidation or Sale” above we will do or cause to be done all things necessary to preserve and keep our legal existence, rights and franchises in full force and effect; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities.

     Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and we will cause to be made all necessary repairs, renewals, replacements, betterments and improvements for those properties, as we in our judgment believe is necessary so that we may carry on the business related to those properties properly and advantageously at all times; provided, however, that we will not be prevented from selling or otherwise disposing of our properties or the properties of our subsidiaries in the ordinary course of business.

     Payment of Taxes and Other Claims. We will pay or discharge, or cause to be paid or discharged, before they become delinquent,

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary of ours or upon our income, profits or property or that of any subsidiary of ours, and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or any subsidiary of ours;

provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

     Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, within 15 days of each of the respective dates by which we are or would be required to file annual reports, quarterly reports and other documents with the SEC pursuant to such Sections 13 and 15(d):

•	file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; and

•	promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder.

     Waiver of Certain Covenants. We may choose not to comply with any term, provision or condition of the foregoing covenants, or with certain other terms, provisions or conditions with respect to the debt securities of a series (except any such term, provision or condition which could not be amended without the consent of all holders of such series), if before or after the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive compliance in that instance or generally waive compliance with that covenant or condition. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of the term, provision, or condition will remain in full force and effect.

     Covenants Relating to Senior Debt Securities. Except as described otherwise in the applicable prospectus supplement for any series of debt securities, we will not be permitted, pursuant to the covenants in the senior indenture, directly or indirectly, to do any of the following:

•	sell, assign, pledge, transfer or otherwise dispose of or permit to be issued any shares of capital stock of a principal subsidiary bank or any securities convertible into or rights to subscribe to such capital stock, unless, after giving effect to that transaction and the shares to be issued upon conversion of such securities or exercise of such rights into that capital stock, we will own, directly or indirectly, at least 80% of the outstanding shares of capital stock of each class of that principal subsidiary bank; or

•	pay any dividend or make any other distribution in capital stock of a principal subsidiary bank, unless the principal subsidiary bank to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest on the senior debt securities.

     The term “principal subsidiary bank” means any subsidiary bank, the consolidated assets of which constitute 50% or more of our consolidated assets. As of the date of this prospectus, we have only one principal subsidiary bank which is Regions Bank. The senior indenture does not restrict the ability of a principal subsidiary bank to sell or dispose of assets.

     The foregoing covenants in the senior indenture, however, do not prohibit any of the following:

•	any dispositions or dividends made by us or any principal subsidiary bank acting in a fiduciary capacity for any person or entity other than us or any principal subsidiary bank or to us or any of our wholly owned subsidiaries;

•	the merger or consolidation of a principal subsidiary bank with and into a principal subsidiary bank;

•	the sale, assignment, pledge, transfers or other dispositions of shares of voting stock of a principal subsidiary bank or principal subsidiary made by us or any subsidiary where:

•	the sale, assignment, pledge, transfer or other disposition is made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director,

•	the sale, assignment, pledge, transfer or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by us or any subsidiary, directly or indirectly, of any other corporation or entity,

•	the sale, assignment, pledge, transfer or other disposition of voting stock or any other securities convertible into or rights to subscribe to voting stock of a principal subsidiary bank or principal subsidiary, so long as:

•	any such transaction is made for fair market value as determined by our board of directors or the board of directors of the principal subsidiary bank disposing of such voting stock or other securities or rights, and

•	after giving effect to such transaction and to any potential dilution, we and our directly or indirectly wholly owned subsidiaries will own, directly or indirectly, at least 80% of the voting stock of such principal subsidiary bank;

•	any of our principal subsidiary banks selling additional shares of voting stock to its stockholders at any price, so long as immediately after such sale, we own, directly or indirectly, at least as great a percentage of the voting stock of such subsidiary bank as we owned prior to such sale of additional shares; or

•	a pledge made or a lien created to secure loans or other extensions of credit by a principal subsidiary bank subject to Section 23A of the Federal Reserve Act.

     Covenants Relating to Junior Subordinated Debentures. In any subordinated indenture that governs the terms of the junior subordinated debentures we issue to a trust, in connection with the issuance of trust securities, we will covenant that, so long as any preferred securities of the trust remain outstanding, if there has occurred any event that would constitute an event of default under the applicable trust guarantee or amended declaration or if we have extended the interest payment periods of the junior subordinated debentures, we will not do any of the following:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, except for:

•	purchases or acquisitions of shares of common stock in connection with the satisfaction of our obligations under any employee benefit plans or the satisfaction of our obligations pursuant to any contract or security outstanding on the date of the event, which requires us to purchase shares of our common stock,

•	as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

•	purchases of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged,

•	declaration of a dividend in connection with any stockholders’ rights plan, or issue rights, stock or other property under any stockholders’ rights plan, or redeem or repurchase rights under any stockholders’ rights plan, or

•	declaration of a dividend in the form of stock, warrants, option or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to that stock; or

•	make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities we have issued which rank equally with or junior to the junior subordinated debentures held by the applicable trust.

     Additional Covenants. Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

     Except as otherwise described in the applicable prospectus supplement, each of the following “Events of Default” set forth in the indentures will be applicable to each series of debt securities we may issue under those indentures:

(1)	we fail for 30 days to pay any installment of interest or any Additional Amounts payable on any debt security of that series;

(2)	we fail to pay the principal of, or any premium or Make-Whole Amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

(3)	we fail to make any sinking fund payment when due as required for any debt security of that series;

(4)	we default in the performance or breach of any other covenant or agreement we made in the indenture that is applicable to the debt securities of that series, other than a covenant added to the indenture solely for the benefit of another series of debt securities, which has continued for 60 days after written notice as provided for in accordance with the applicable indenture by the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series;

(5)	we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us that has a principal amount outstanding that is more than $50,000,000 (other than non-recourse indebtedness) under the terms of the instrument under which the indebtedness is issued or secured, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled, or the indebtedness is discharged, or there is deposited in trust enough money to discharge the indebtedness, within 30 days after written notice was provided to us in accordance with the indenture;

(6)	certain events of bankruptcy, insolvency or reorganization occur; and

(7)	any other event of default specified in the applicable prospectus supplement occurs.

     Unless otherwise set forth in the applicable terms of a series of debt securities, if there is a continuing event of default under an indenture with respect to outstanding debt securities of a series, then the applicable trustee or the holders of not less than 25% of the total principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified in the terms of the debt securities of and any premium or Make-Whole Amount on, all of the debt securities of that series. However, at any time after a declaration of acceleration with respect to any or all debt securities of a series then outstanding has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration if:

•	we deposit with the applicable trustee all required payments of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the applicable debt securities, plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the nonpayment of accelerated principal, premium, Make-Whole Amount or other amounts or interest, with respect to the applicable debt securities have been cured or waived as provided in the indenture.

     Each indenture also provides that the holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series may waive any past default with respect to those debt securities and its consequences, except a default consisting of:

•	our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

•	a default relating to a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

     The trustee is generally required to give notice to the holders of the debt securities of each affected series within 90 days of a default of which the trustee has actual knowledge under the applicable indenture unless the default has been cured or waived. The trustee may withhold a notice of default unless the default relates to:

•	our failure to pay the principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, a debt security of that series; or

•	any sinking fund installment for any debt security of that series, if the responsible officers of the trustee consider it to be in the interest of the holders.

     Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless such holder has previously given notice to the applicable trustee of an event of default and the applicable trustee fails to act, for 60 days, after:

•	it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to the trustee; and

•	no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the series.

This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, debt securities at their respective due dates.

     Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under any indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the applicable outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction.

     Within 120 days after the close of each fiscal year, we must deliver to each trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the applicable indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status of the noncompliance.

Modification of the Indenture

     Modification and amendment of an indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture which are affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each debt security affected, do any of the following:

•	change the stated maturity of the principal of, or any premium, Make-Whole Amount, installment of principal of, interest or Additional Amounts payable on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, any premium, Make-Whole Amount payable on redemption of or any Additional Amounts payable with respect to, any debt security;

•	reduce the amount of principal of an original issue discount security, indexed security or any Make-Whole Amount that would be due and payable upon declaration of acceleration of the maturity of an original issue discount security or indexed security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements contained in the applicable indenture;

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion or exchange rate or increase the conversion or exchange price of any security; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

     We and the relevant trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change or eliminate any provisions of an indenture, provided that any such addition, change or elimination shall

•	become effective only when there are no outstanding debt securities of any series created prior to the change or elimination which are entitled to the benefit of the applicable provision, or

•	not apply to any outstanding debt securities created prior to the change or elimination;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of the debt securities into our common stock or other securities or property of ours;

•	to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in an indenture;

•	to close an indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, an indenture under the Trust Indenture Act;

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities; or

•	to make any provisions with respect to the conversion or exchange rights of the holders of any debt securities, including providing for the conversion or exchange of any debt securities into any of our securities or property.

Subordination

     Unless otherwise indicated in the applicable prospectus supplement for a particular series of subordinated debt securities, the following subordinated indenture provisions will apply to the subordinated debt securities.

     The subordinated debt securities, including any junior subordinated debentures we issue any of the trusts, will be unsecured and subordinated in right of payment to all of our existing and future secured and senior debt. As a result, upon any distribution to our creditors in a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior debt and our secured debt. Our obligation to make payments of the principal of and interest on the subordinated debt securities will not otherwise be affected.

     We may not make payments of principal or interest on the subordinated debt securities at any time we are in default on any payment with respect to our senior debt, or we have defaulted on any of our senior debt resulting in the acceleration of the maturity of the senior debt, or if there is a judicial proceeding pending with respect to our default on our senior debt and we have received notice of the default. We may resume payments on the subordinated debt securities when the default is cured or waived if the subordination provisions of the subordinated indenture will permit us to do so at that time. After we have paid all of our senior debt in full, holders of subordinated debt securities will still be subrogated to the rights of holders of our senior debt for the amount of distributions otherwise payable to holders of the subordinated debt securities until the subordinated debt securities are paid in full.

     If payment or distribution on account of the subordinated debt securities of any character or security, whether in cash, securities or other property, is received by a holder of any subordinated debt securities, including any applicable trustee, in contravention of any of the terms of the applicable indenture and before all our senior debt has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, holders of our senior debt at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all senior debt in full.

     Upon payment or distribution of assets to creditors upon insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to our company as a whole, whether voluntary or involuntary, the holders of all senior debt securities will first be entitled to receive payment in full before holders of the outstanding subordinated debt securities will be entitled to receive any payment in respect of the principal of, or premium, if any, or interest on, the outstanding subordinated debt securities.

     After we have paid in full all sums we owe on our senior debt, the holders of the subordinated debt securities, if so issued, together with the holders of our obligations ranking on a parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the subordinated debt securities and the other obligations. After we have paid in full all sums we owe on the subordinated debt securities, the holders of the junior subordinated debentures, together with the holders of our obligations ranking on a parity with the junior subordinated debentures, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debentures and the other obligations. We will make payment on the junior subordinated debentures before we make any payment or other distribution, whether in cash, property or otherwise, on account of any capital stock or obligations ranking junior to our junior subordinated debentures.

     By reason of this subordination, if we become insolvent, holders of senior debt, as well as certain of our general creditors, may receive more, and holders of subordinated debt securities (including junior subordinated debt securities) may receive less, than our other creditors, including holders of any of our senior debt securities. This subordination will not prevent the occurrence of any event of default on the subordinated debt securities.

     Senior debt is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1)	debt for money we have borrowed;

(2)	debt evidenced by a bond, note, debt security, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3)	debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure our obligations;

(4)	any debt of others described in the preceding clauses (1) through (3) which we have guaranteed or for which we are otherwise liable;

(5)	debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on our property;

(6)	our obligation as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease;

(7)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1) through (6); and

(8)	our obligations to make payments under the terms of financial instruments such as securities contracts and foreign currency exchange contracts, derivative instruments and other similar financial instruments;

provided, however, that, in computing our debt, any particular debt will be excluded if:

•	upon or prior to the maturity thereof, we have deposited in trust with a depositary, money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy that debt as it becomes due, and the amount so deposited will not be included in any computation of our assets; and

•	we have delivered an officers’ certificate to the trustee that certifies that we have deposited in trust with the depositary the sufficient amount.

     Senior debt will exclude the following:

•	any debt referred to in paragraphs (1) through (6) above as to which, in the instrument creating or evidencing the debt or under which the debt is outstanding, it is provided that the debt is not superior in right of payment to our subordinated debt securities, or ranks equal with the subordinated debt securities;

•	our subordinated debt securities;

•	any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;

•	any debt of ours for wages or bank deposits payable to our executive officers and directors;

•	debt to any employee of ours; and

•	all other indebtedness of ours sold to any of our subsidiaries, including any limited liability companies, partnerships or trust established or to be established by us, in each case where the subsidiary is similar in purpose to one of the trusts.

     There is no limit on the amount of senior debt or other debt that we may incur in the subordinated indenture. At December 31, 2004, our senior debt aggregated approximately $10.5 billion.

Discharge, Defeasance and Covenant Defeasance

     Unless the terms of a series of debt securities provides otherwise, under each indenture, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year). We can discharge these obligations by irrevocably depositing with the applicable trustee funds in such currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities including the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts payable on, the debt securities to the date of the deposit, if the debt securities have become due and payable or to the stated maturity or redemption date, as the case may be.

     In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to be defeased and be discharged from any and all obligations with respect to the debt securities of that series; except our obligations to

•	pay any Additional Amounts upon the occurrence of certain tax and other events,

•	register the transfer or exchange of the debt securities,

•	replace temporary or mutilated, destroyed, lost or stolen debt securities,

•	maintain an office or agency for the debt securities, and

•	to hold moneys for payment in trust; or

•	to be defeased and discharged from our obligations with respect to the debt securities of that series described under “— Certain Covenants” or, if the terms of the debt securities of that series permit, our obligations with respect to any other covenant.

     If we choose to defease and discharge our obligations under the covenants, any failure to comply with the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities of that series. However, to make either election we must irrevocably deposit with the applicable trustee, in trust, an amount, in the currency or currencies in which the debt securities are payable, or in government obligations, or both, that will provide sufficient funds to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the relevant scheduled due dates or upon redemption.

     We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture;

•	any defeasance does not result in, or constitute, a breach or violation of an indenture or any other material agreement which we are a party to or obligated under; and

•	no event of default, or event that with notice will be an event of default, has occurred and is continuing with respect to any securities subject to a defeasance.

     Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of such series elects to receive payment in a currency in which the deposit was made in respect of the debt security; or

•	a conversion event (as defined below) occurs in respect of the currency in which the deposit was made,

the indebtedness represented by the debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt security, as they become due, out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the election or such cessation of usage based on the applicable market exchange rate.

     Unless otherwise defined in the applicable prospectus supplement, “conversion event” means the cessation of use of:

•	a currency, currency unit or composite currency issued by the government of one or more countries other than the United States both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

     Unless otherwise described in the applicable prospectus supplement, all payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

     In the event we effect covenant defeasance with respect to any series of debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than:

•	the event of default described in clause (4) of the first paragraph under “— Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series, or

•	the event of default described in clause (7) of the first paragraph under “— Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance,

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable prospectus supplement may describe further provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

     The terms on which debt securities of any series are convertible into or exchangeable for our common stock or other securities or property of ours will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or manner for calculating a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

     The terms may also include calculations pursuant to which the number of shares of our common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our common stock or other securities or property of ours as of a time stated in the prospectus supplement. The conversion exchange price of any debt securities of any series that is convertible into our common stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as described in the applicable prospectus supplement.

Redemption of Debt Securities

     If so specified in the applicable prospectus supplement, debt securities of any series may be wholly or partially redeemed at our option, at any time. The debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Unless stated otherwise in the applicable prospectus supplement, our junior subordinated debentures may be redeemed in accordance with the description set forth in “Description of Trust Preferred Securities — Redemption.”

     From and after the time that notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

     The indentures are governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

     We maintain banking relationships with Deutsche Bank Trust Company Americas and its affiliates in the ordinary course of business. These banking relationships include Deutsche Bank Trust Company Americas serving as trustee under the indentures involving our existing debt securities, serving as trustee in connection with trust preferred securities that were issued by our financing trust, Regions Financing Trust I, and providing us with general banking services. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under a series of senior debt securities or subordinated debt securities, or upon the occurrence of a default under another indenture under which Deutsche Bank Trust Company Americas serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the applicable indenture. In that event, we would be required to appoint a successor trustee.

DESCRIPTION OF PREFERRED STOCK

     The following outlines some of the provisions of the preferred stock that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC at or prior to the time of sale of the preferred stock.

General

     Under our amended and restated certificate of incorporation, our board of directors is authorized, without stockholder approval, to adopt resolutions providing for the issuance of up to 10,000,000 shares of preferred stock, par value $1.00 per share, in one or more series.

     For each series of preferred stock the board of directors may fix the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions of the series. The board will fix these terms by resolution adopted before we issue any shares of the series of preferred stock.

     In addition, as described under “DESCRIPTION OF DEPOSITARY SHARES,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.

     The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by the board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

     When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, and for each share issued, a sum equal to the stated value will be credited to our preferred stock account. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock, and each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

     The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to complete an acquisition of us without negotiating with our board.

     Since we are a holding company, our rights and the rights of the holders of our securities, including the holders of our preferred stock, to participate in the distribution of assets of any of our subsidiaries upon such subsidiary’s liquidation or recapitalization will be subject to the claims of such subsidiary’s general creditors except to the extent we are a creditor with recognized claims against such subsidiary.

Redemption

     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

     Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

     Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date of shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

     Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

     We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

     Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

Liquidation Preference

     In the event of our liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

     If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of these series and other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

     The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Transfer Agent and Registrar

     The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES

     The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement which we will file with the SEC in connection with an issuance of depositary shares.

Description of Depositary Shares

     We may offer depositary shares evidenced by depositary receipts. Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

     We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. The depositary must have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

     While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

     A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

     The depositary will pay to holders of depositary shares the cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

     In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

     If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably as we may decide.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, to vote the shares as instructed by the holder. We will do anything the depositary asks us to do in order to enable it to vote as a holder has instructed. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.

Conversion or Exchange

     The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

     The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not yet been paid.

     The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other securities or property of us. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

     We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holders at any time. However, if the amendment adds or increases fees or charges or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

     The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

     We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

     We will pay all transfer and other taxes and governmental charges in connection with the existence of the depositary arrangements. We will pay charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and the charges that are expressly provided in the deposit agreement to be for the holders’ account.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

     The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	we and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	we and the depositary will not be liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	we and the depositary will not be liable if either of us exercises discretion permitted under the deposit agreement;

•	we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

     In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.

Resignation and Removal of Depositary

     The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. The resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF COMMON STOCK

     The following briefly summarizes the provisions of our amended and restated certificate of incorporation and by-laws that would be important to holders of our common stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and bylaws which are exhibits to the registration statement which contains this prospectus.

General

     Under our amended and restated certificate of incorporation, we are authorized to issue a total of 1,500,000,000 shares of common stock having a par value of $0.01 per share. As of December 31, 2004, 466,241,489 shares of common stock were outstanding. All outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on The New York Stock Exchange.

     Holders of common stock do not have any conversion, redemption, preemptive or cumulative voting rights. In the event of our dissolution, liquidation or winding-up, common stockholders will share ratably in any assets remaining after all creditors are paid in full, including holders of our debt securities, and after the liquidation preference of holders of preferred stock has been satisfied.

Dividends

     Holders of common stock are entitled to participate equally in dividends when our board of directors declares dividends on shares of common stock out of funds legally available for dividends. The rights of holders of common stock to receive dividends are subject to the preferences of holders of preferred stock.

Voting Rights

     Holders of common stock are entitled to one vote for each share held of record on all matters voted on by stockholders, including the election of directors.

Liquidation Rights

     In the event of our liquidation, dissolution or winding-up, holders of common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of our creditors, all liabilities, and the total liquidation preferences of any outstanding shares of preferred stock.

Certain Provisions That May Have an Anti-Takeover Effect

     Our amended and restated certificate of incorporation and by-laws, and certain portions of Delaware law, contain certain provisions that may have an anti-takeover effect.

     Board of Directors Classification. We have a staggered or classified board of directors. Our board of directors is divided into three classes with the members of each class serving a three-year term. The members of only one class of directors are elected at any annual meeting of our stockholders. It therefore takes at least two years to elect a majority of our directors.

     Business Combination. In addition to any other vote required by law, our amended and restated certificate of incorporation or agreement between us and any national securities exchange, the affirmative vote of the holders of at least 75% of the outstanding shares of our common stock entitled to vote in an election of the directors is required for any merger or consolidation with or into any other corporation, or any sale or lease of all or a substantial part of our assets to any other corporation person or other entity, in each case if, on the record date for the vote thereon, such corporation, person or entity is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of the corporation entitled to vote in an election of directors. This supermajority vote of the holders of the outstanding shares of the corporation does not apply where:

(1)	our directors have approved a memorandum of understanding or other written agreement providing for the transaction prior to the time that such corporation, entity or person became a beneficial owner of more than 5% of our outstanding shares entitled to vote in an election of directors, or after such acquisition of 5% of our outstanding shares, if at least 75% of the directors approve the transaction prior to its consummation; or

(2)	any merger or consolidation of the corporation with, or any sale or lease by the corporation or any subsidiary thereof of any assets of, or any sale or lease by the corporation or any subsidiary thereof of any of its assets to, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in election of directors is owned of record or beneficially by the corporation and its subsidiaries.

     Special Meeting of Stockholders. Only our Chief Executive Officer, President, Secretary, or directors by resolution, may call a special meeting of our stockholders.

     Action of Stockholders Without a Meeting. Any action of our stockholders may be taken at a meeting only and may not be taken by written consent.

     Amendment of Certificate of Incorporation. For us to amend our amended and restated certificate of incorporation, Delaware law requires that our board of directors adopt a resolution setting forth any amendment, declare the advisability of the amendment and call a stockholders’ meeting to adopt the amendment. Generally, amendments to our amended and restated certificate of incorporation require the affirmative vote of majority of our outstanding stock. As described below, however, certain amendments to our amended and restated certificate of incorporation may require a supermajority vote.

     The vote of the holders of not less than 75% of outstanding shares of our capital stock entitled to vote in an election of directors, considered as a single class, is required to adopt any amendment to our amended and restated certificate of incorporation that relates to the provisions of our amended and restated certificate of incorporation that govern the following matters:

•	the size and classification of our board of directors and term of service and removal of our directors;

•	the provisions regarding “business combinations”;

•	the ability of our stockholders to act by written consent;

•	the provisions indemnifying our officers, directors, employees and agents; and

•	the provisions setting forth the supermajority vote requirements for amending our amended and restated certificate of incorporation.

     The provisions described above may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors’ ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders. None of these provisions is the result of any specific effort by a third party to accumulate our securities or to obtain control of us by means of merger, tender offer, solicitation in opposition to management or otherwise.

Transfer Agent and Registrar

     The transfer agent and registrar for shares of the common stock is EquiServe.

DESCRIPTION OF WARRANTS

General

     We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities and these warrants may be issued independently or together with any underlying securities, and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement which we will file with the SEC in connection with an issuance of the warrants.

     The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which we will issue the warrants;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether we will issue the warrants in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon such exercise.

Exercise of Warrants

     A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

     The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

     We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our capital stock at a future date or dates. The price per share of capital stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula contained in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events. We may issue the stock purchase contracts in such amounts and in as many distinct series as we wish.

     The stock purchase contracts may be entered into separately or as a part of units consisting of a stock purchase contract and a beneficial interest in senior debt securities, subordinated debt securities, preferred securities, debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or shares of our capital stock securing the holders’ obligations under the stock purchase contracts to purchase or to sell the shares of our capital stock. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

     The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS

     We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

     The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

     The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF PREFERRED SECURITIES OF THE TRUSTS

General

     Unless stated otherwise in the applicable prospectus supplement, the following summary outlines the material terms and provisions of the preferred securities that the trusts may offer. The particular terms of any preferred securities a trust offers and the extent if any to which these general terms and provisions may or may not apply to the preferred securities will be described in the applicable prospectus supplement.

     Each trust will issue the preferred securities under an amended declaration, which we will enter into with the trustees. The amended declaration for each trust is subject to and governed by the Trust Indenture Act and Deutsche Bank Trust Company Americas, an independent trustee, will act as property trustee under each amended declaration for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will be those contained in the applicable amended declaration and those made part of the amended declaration by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of amended declaration, which is an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act.

Terms

     Each amended declaration will provide that a trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The terms of the preferred securities, as a general matter, will mirror the terms of the junior subordinated debentures that we will issue to a trust in exchange for the proceeds of the sales of the preferred and common securities. If we fail to make a payment on the junior subordinated debentures, the trust holding those securities will not have sufficient funds to make related payments, including distributions, on its preferred securities.

     You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

•	the distinctive designation of the preferred securities;

•	the total and per security liquidation amount of the preferred securities;

•	the annual distribution rate, or method of determining the rate at which the trust issuing the securities will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•	whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related junior subordinated debentures;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•	the amount or amounts which will be paid out of the assets of the trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust issuing the securities;

•	any obligation of the trust issuing the securities to purchase or redeem preferred securities and the terms and conditions relating to any redemption obligation;

•	any voting rights of the preferred securities;

•	any terms and conditions upon which the junior subordinated debentures held by the trust issuing the securities may be distributed to holders of preferred securities;

•	any securities exchange on which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the amended declaration or with applicable law.

     We will guarantee the preferred securities to the extent described below under “DESCRIPTION OF TRUST GUARANTEES.” Our guarantee, when taken together with our obligations under the junior subordinated debentures and the related subordinated indenture, and our obligations under the amended declaration, would provide a full and unconditional guarantee of amounts due on any preferred securities. Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

Liquidation Distribution Upon Dissolution

     We, as the holder of all the outstanding common securities of the trusts, or any subsequent holder of the common securities, have the right at any time to dissolve and liquidate the trusts and cause the junior subordinated debentures to be distributed to the holders of the preferred securities, and to us, as holder of the common securities.

     The Federal Reserve Board’s risk-based capital guidelines provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company’s overall capital structure. Therefore, any organization considering a redemption of securities which make up a part of the organization’s regulatory capital should consult with the Federal Reserve Board if the redemption could have a material effect on the level or composition of the organization’s capital base. This consultation may not be necessary if the equity or capital instrument is redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve Board considers the organization’s capital position to be fully adequate after redemption. If we dissolve any of the trusts prior to the maturity date of the preferred securities and the Federal Reserve Board believes that the dissolution constitutes the redemption of capital instruments under its risk-based capital guidelines or policies, our dissolution of any of the trusts may be subject to prior approval of the Federal Reserve Board.

     Unless otherwise specified in an applicable prospectus supplement, each amended declaration states that each trust will be dissolved:

•	on the expiration of the term of that trust;

•	upon our bankruptcy, dissolution or liquidation;

•	upon our written direction to the property trustee to dissolve the trust and distribute the related junior subordinated debentures directly to the holders of the trust securities;

•	upon the redemption of all of the preferred securities in connection with the redemption of all of the related junior subordinated debentures; or

•	upon entry of a court order for the dissolution of the trust.

     Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after a trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by that trust will be entitled to receive:

•	the related junior subordinated debentures in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

•	if any distribution of the related junior subordinated debentures is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

     If a trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by that trust on its preferred and common securities will be paid on a pro rata basis. However, if certain payment events of default under the subordinated indenture have occurred and are continuing with respect to any series of related junior subordinated debentures, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

     The following will be events of default under each amended declaration:

•	an event of default under the subordinated indenture occurs with respect to any related series of junior subordinated debentures;

•	a trust fails to pay any distribution when it becomes due and payable, and it does not make the payment within 30 days of when the distribution is due and payable;

•	a trust fails to pay the redemption price of any preferred security or common security when it becomes due and payable;

•	default in the performance, or breach, in any material respect, any covenant or warranty of the administrative trustees in the amended declaration, except for the failures described in the second or third clauses above, and continuation of any such default or breach for a period of 60 days after there has been given proper written notice to the trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities;

•	a bankruptcy with respect to the property trustee and our failure to appoint a successor property trustee within 90 days; or

•	any other event of default specified in the applicable prospectus supplement occurs.

     If an event of default with respect to a related series of junior subordinated debentures occurs and is continuing under the subordinated indenture, and the subordinated indenture trustee or the holders of not less than 25% in principal amount of the related junior subordinated debentures outstanding fail to declare the principal amount of all of such junior subordinated debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities of the trust holding the junior subordinated debentures, will have the right to declare such principal amount immediately due and payable by providing written notice to us, the applicable property trustee and the subordinated indenture trustee.

     At any time after a declaration of acceleration has been made with respect to a related series of junior subordinated debentures and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related junior subordinated debentures and its consequences:

•	if we deposit with the subordinated indenture trustee funds sufficient to pay all overdue principal of and premium and interest on the related junior subordinated debentures and other amounts due to the subordinated indenture trustee and the property trustee; and

•	if all existing events of default with respect to the related junior subordinated debentures have been cured or waived except non-payment of principal on the related junior subordinated debentures that has become due solely because of the acceleration.

     The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the subordinated debt securities indenture with respect to related junior subordinated debentures, other than a default in the payment of principal of, or any premium or interest on, any related junior subordinated debentures or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related junior subordinated debentures. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the amended declaration.

     The holders of a majority in liquidation amount of the affected preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the amended declaration.

     A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the property trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder, if we fail to pay principal and any premium or interest on the related series of junior subordinated debentures when payable.

     We are required to furnish annually, to the property trustee for each trust, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and each trust are not in default under the applicable amended declaration or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trust

     No trust may merge with or into, amalgamate, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described in “ — Liquidation Distribution Upon

Dissolution.” A trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of that trust, merge with or into, amalgamate, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust relating to its preferred securities, or

•	substitutes for the trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust;

•	the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded;

•	the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust that issued the securities;

•	prior to the merger event, we shall provide to the property trustee an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust’s preferred securities in any material respect, and

•	following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	we own or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee.

     In addition, unless all of the holders of the preferred securities approve otherwise, no trust may consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause that trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

     Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights except as discussed below and under “— Amendment to an Amended Declaration” and “DESCRIPTION OF TRUST GUARANTEES — Modification of the Trust Guarantee; Assignment” and as otherwise required by law.

     If any proposed amendment to an amended declaration provides for, or the trustees of a trust otherwise propose to effect:

•	any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the amended declaration or otherwise; or

•	the dissolution, winding-up or termination of a trust other than pursuant to the terms of the amended declaration,

then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.

     Without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the preferred securities issued by a trust, the trustees of that trust may not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee for any related junior subordinated debentures or direct the exercise of any trust or power conferred on the property trustee with respect to the related junior subordinated debentures;

•	waive any default that is waivable under the subordinated indenture with respect to any related junior subordinated debentures;

•	cancel an acceleration of the principal of the related junior subordinated debentures; or

•	consent to any amendment, modification or termination of the subordinated indenture or any related junior subordinated debentures where consent is required.

     However, if a consent under the subordinated indenture requires the consent of each affected holder of the related junior subordinated debentures, then the property trustee must obtain the prior consent of each holder of the preferred securities of the trust that holds the related junior subordinated debentures. In addition, before taking any of the foregoing actions, we will provide to the property trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the preferred securities unless the holders of the preferred securities vote again on the same issue.

     The property trustee will notify all holders of preferred securities of a trust of any notice of default received from the subordinated indenture trustee with respect to the junior subordinated debentures held by that trust.

     Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The applicable property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder’s registered address at least 15 days and not more than 90 days before the meeting.

     No vote or consent of the holders of the trust securities will be required for a trust to redeem and cancel its trust securities in accordance with its amended declaration.

     Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, any trustee or any affiliate of a trustee or ours will, for purposes of any vote or consent, be treated as if they were not outstanding. Preferred securities held by us or any of our affiliates may be exchanged for related junior subordinated debentures at the election of the holder.

Amendment to an Amended Declaration

     An amended declaration may be amended from time to time by us and the property trustee and the administrative trustees of each trust without the consent of the holders of the preferred securities of that trust to:

•	cure any ambiguity or correct or supplement any provision which may be inconsistent with any other provisions with respect to matters or questions arising under the amended declaration, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities in any material respect; or

•	modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the junior subordinated debentures held by the trust are treated as indebtedness for United States federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940.

     Other amendments to an amended declaration may be made by us and the trustees of that trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of that trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be taxable as a corporation, affect the treatment of the junior subordinated debentures held by the trust as indebtedness for United States federal income tax purposes or affect the trust’s exemption from the Investment Company Act of 1940.

     Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of each trust, an amended declaration may not be amended to:

•	change the amount or timing of any distribution on the common or preferred securities of a trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

In addition, no amendment may be made to an amended declaration if the amendment would:

•	cause a trust to be taxable as a corporation or characterized as other than a grantor trust for United States federal income tax purposes;

•	cause the junior subordinated debentures held by a trust to not be treated as indebtedness for United States federal income tax purposes;

•	cause a trust to be deemed to be an investment company required to be registered under the Investment Company Act of 1940; or

•	impose any additional obligation on us without our consent.

Redemption

     Unless stated otherwise in the applicable prospectus supplement, the following description summarizes our right to redeem our junior subordinated debentures and the preferred securities. We may redeem our junior subordinated debentures under certain circumstances. A redemption or repurchase of our junior subordinated debentures would cause a mandatory redemption of a proportionate amount of the preferred securities and common securities at the redemption price. The redemption price for each preferred security will equal the stated liquidation amount of the preferred security plus accumulated but unpaid distributions including any additional amounts to, but not including, the redemption date, plus the related amount of premium, if any, paid to the depositor upon the concurrent redemption of our junior subordinated debentures. Unless otherwise stated in the applicable prospectus supplement:

•	We may redeem all or a portion of our junior subordinated debentures on or after a date specified in the applicable indenture, either in whole or in part; or

•	We may redeem all but not a portion of our junior subordinated debentures, at any time before a date specified in the applicable indenture within 90 days following the occurrence and during the continuation of a tax event, investment company event or capital treatment event (each as defined below), and in each case subject to prior regulatory approval if it is then required. See “— Liquidation Distribution upon Dissolution.”

     Tax event means the receipt by us and the applicable trust of an opinion of counsel to the effect that, as a result of:

•	any amendment to, or change, including an announced prospective change, in the laws or any regulations of the United States or any political subdivision or taxing authority, or

•	any official or administrative pronouncement or action or judicial decision interpreting or applying United States laws or regulations, that is adopted, effective or announced on or after the date of issuance of the preferred securities, that causes there to be more than an insubstantial risk that:

•	the applicable trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on our junior subordinated debentures;

•	interest payable by us on our junior subordinated debentures is not, or within 90 days of the delivery of the opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the applicable trust is, or will be within 90 days of the delivery of the opinion, subject to more than an insignificant amount of other taxes, duties or other governmental charges.

     If a tax event described in the first or third circumstances above has occurred and is continuing and the applicable trust holds all of our junior subordinated debentures, we will pay on our junior subordinated debentures any additional amounts as may be necessary in order that the amount of distributions then due and payable by the applicable trust on the outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the applicable trust has become subject.

     Investment company event means the receipt by us and the applicable trust of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, and this change becomes effective or would become effective on or after the date of the issuance of the preferred securities.

     Capital treatment event means the reasonable determination by us that, as a result of:

•	the occurrence of any amendment to, or change, including any announced prospective change, in the laws or regulations of the United States or any political subdivision thereof or therein or any rules, guidelines or policies of the Federal Reserve Board, or

•	any official or administrative pronouncement or action or judicial decision interpreting or applying United States laws or regulations, that is effective or is announced on or after the date of issuance of the preferred securities, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the preferred securities as Tier 1 capital under the risk-based capital adequacy guidelines of the Federal Reserve Board.

     The Federal Reserve Board (“Board”) has in the past taken the position that the proceeds of certain qualifying securities like the preferred securities generally will qualify as Tier 1 capital for bank holding companies and financial holding companies but only up to certain limits. The Board has issued a final rule that will make some changes to the Board’s policy. Over time, there will be three sets of guidelines:

•	Under the Board’s current policy, the total amount of trust preferred securities and cumulative preferred stock may constitute no more than 25% of a bank or financial holding company’s Tier 1 capital, and the Board has informally advised that the total should not exceed 15% of Tier 1 capital.

•	Under the new rule, which takes effect on April 11, 2005, and until March 31, 2009, the total of qualifying cumulative perpetual preferred stock and qualifying trust preferred securities is limited to 25% of the total of common stock, perpetual preferred stock (whether cumulative or non-cumulative), minority interests in the equity accounts of consolidated subsidiaries, and trust preferred securities. Amounts above this limit may be included in Tier 2 capital.

•	As of April 1, 2009, the total of all “restricted core capital elements” – trust-preferred securities, qualifying cumulative perpetual preferred stock, minority interest relating to qualifying cumulative preferred stock directly issued by a consolidated U.S. depository institution or foreign bank subsidiary, and minority interest related to qualifying common stockholders’ equity or perpetual preferred stock issued by a consolidated subsidiary that neither a U.S. depository institution nor a foreign bank – may not exceed 25% of Tier 1 capital. For large and internationally active bank or financial holding companies, the limit is 15%.

     As of December 31, 2004, 8.3% of our Tier 1 capital was composed of securities like the preferred securities, and as of December 31, 2004, we had 207,333 outstanding shares of preferred securities. Any redemption by us of our junior subordinated debentures is subject to certain regulatory considerations. See “— Liquidation Distribution Upon Dissolution.” When the third set of guidelines take effect on April 1, 2009, outstanding shares of preferred securities issued by any of our real estate investment trust subsidiaries will be taken into account in determining compliance with the 25% limit.

Redemption Procedures

     Unless stated otherwise in the applicable prospectus supplement, the following description summarizes the procedures that will be followed if the preferred securities are to be redeemed. If we repay or redeem our junior subordinated debentures we must give the property trustee not less than 45 nor more than 60 days notice in order that it can redeem a proportionate amount of the preferred and common securities.

     Redemptions of the preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the trusts have funds available for the payment of the redemption price.

     If the trusts give the holders of preferred securities notice of redemption of any of the preferred securities held in a global security form, then, by 12:00 noon, Eastern Standard Time, on the redemption date, to the extent funds are available, in the case of preferred securities held in book-entry form, the property trustee will deposit irrevocably with the depositary, funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the preferred securities. With respect to preferred securities not held in a global security form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the preferred securities once the holders of the preferred securities surrender their certificates evidencing the preferred securities. Distributions payable on or prior to the redemption date for any preferred securities called for redemption will be payable on the distribution dates to holders of preferred securities on the relevant record dates.

     If the trusts give the holders of preferred securities notice of redemption and deposit the required funds, then on the date of that deposit all of the rights of the holders of the preferred securities with respect to their preferred securities called for redemption will cease, except their right to receive the redemption price and any distributions payable in respect of the preferred securities on or prior to the redemption date, but without interest. Preferred securities that the trusts redeem will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the paying agent will pay the redemption price on the next succeeding day which is a business day, without any interest or other payment due to the delay. However, if the next business day falls in the next calendar year (or the next calendar month, in the case of Regions Financing Trust III and Regions Financing Trust IV), the paying agent will make the payment on the immediately preceding business day. In the event that payment of the redemption price for the preferred securities called for redemption is improperly withheld or refused and not paid either by the trusts or by us pursuant to the guarantee, distributions on the preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trusts until the redemption price is actually paid. In that case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law, we or our affiliates may from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement. We may resell these securities at any time that interest on our junior subordinated debentures is not being deferred, and there is no event of default or an event that could cause an event of default under the applicable indenture or an event of default under the guarantee.

     If less than all the preferred securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of those classes. The particular preferred securities to be redeemed shall be selected by the property trustee in a manner that the property trustee deems fair, not more than 60 days prior to the redemption date or in accordance with the depositary’s customary procedures if the preferred securities are then held in global security form. The property trustee shall promptly notify the securities registrar for the preferred securities in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed. For all purposes of the amended declaration, unless the context otherwise requires, all provisions relating to the redemption of preferred securities relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of preferred securities which has been or is to be redeemed.

     If the preferred securities will be redeemed, the property trustee will mail to holders of such preferred securities a notice of redemption at the addresses as they appear on the securities register for the trusts at least 30 days but not more than 60 days before the redemption date. Unless we default in payment of the redemption price on our junior subordinated debentures on and after the redemption date interest will cease to accrue on our junior subordinated debentures. Unless payment of the redemption price in respect of the preferred securities is withheld or refused and not paid either by the trusts or us pursuant to the guarantee, distributions will cease to accumulate on the preferred securities called for redemption.

Removal and Replacement of Trustees

     We, as the holder of each trust’s common securities may, upon prior written notice, remove or replace any of the administrative trustees and, unless an event of default has occurred and is continuing under the subordinated indenture, the property and Delaware trustee of the trust. If an event of default has occurred and is continuing under the subordinated indenture, only the holders of a majority in liquidation amount of the trust’s preferred securities may remove or replace the property trustee and Delaware trustee. The resignation or removal of any trustee will be effective only upon the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable amended declaration. Unless stated otherwise in the applicable prospectus supplement, if a trustee is removed by the holders of the outstanding preferred securities or resigns, the successor trustee may be appointed by the holders of a majority in liquidation amount of the trust’s preferred securities. If a successor trustee has not been appointed by either holders of preferred securities or by the holder of the common securities, certain holders of preferred securities or common securities or the other trustees may petition a court in the state of Delaware to appoint a successor. Any Delaware trustee must meet the applicable requirements of Delaware law. Any property trustee must be a national- or state-chartered bank and have a combined capital and surplus of at least $50,000,000. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the amended declaration. The holders of the preferred securities do not have any right to appoint, remove or replace the administrative trustees of the trusts. Only we, as holders of the common securities, have those rights.

Merger or Consolidation of Trustees

     Any entity into which a property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable amended declaration; provided, however, that the entity shall be otherwise qualified and eligible. The succession will occur without the execution or filing of any paper or any further act on the part of the parties to the amended declaration.

Information Concerning the Property Trustee

     For matters relating to compliance with the Trust Indenture Act, the property trustee for each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a default under an amended declaration, undertakes to perform only the duties as are specifically set forth in the amended declaration and, after a default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by an amended declaration at the request of any holder of the preferred securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in an amended declaration or is unsure of the application of any provision of the amended declaration, and the matter is not one on which the holders of the preferred securities are entitled to vote, then the property trustee will deliver notice to us requesting written instructions as to the course of action to be taken and the property trustee will take or refrain from taking that action as instructed. If we do not provide these instructions within ten business days, then the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred and common securities. In this event, the property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

     Deutsche Bank Trust Company Americas, which is the property trustee for each trust, also serves as the senior indenture trustee, the subordinated indenture trustee and the guarantee trustee under each trust guarantee described below. We and certain of our affiliates maintain banking relationships with affiliates of Deutsche Bank Trust Company Americas, which are described above under “DESCRIPTION OF DEBT SECURITIES — Concerning the Trustee.”

Miscellaneous

     The administrative trustees of each trust are authorized and directed to conduct the affairs of and to operate each trust in such a way so that:

•	each trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

•	the junior subordinated debentures held by each trust will be treated as indebtedness of ours for United States federal income tax purposes; and

•	each trust will not be deemed to be an investment company required to be registered under the Investment Company Act of 1940.

     We, as holder of the common securities, and the trustees of each trust are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or amended declaration, that we and the trustees, determine to be necessary or desirable for the above purposes.

     Registered holders of the preferred securities have no preemptive or similar rights.

     A trust may not incur indebtedness or place a lien on any of its assets.

Governing Law

     Each amended declaration and the preferred securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof, except for provisions relating to the immunities of the Property Trustee.

Description of the Expense Agreement

     We will execute an expense agreement at the same time that a trust issues the preferred securities. Under the expense agreement, we will irrevocably and unconditionally guarantee to each creditor of each trust the full amount of that trust’s costs, expenses and liabilities, other than the amounts owed to holders of its preferred and common securities pursuant to the terms of those securities. Third parties will be entitled to enforce the expense agreement. The expense agreement, once executed, will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

DESCRIPTION OF TRUST GUARANTEES

     Unless stated otherwise in the applicable prospectus supplement, the following describes certain general terms and provisions of the trust guarantees which we will execute and deliver at the same time the trusts issue the preferred securities, for the benefit of the holders from time to time of the preferred securities. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act, and Deutsche Bank Trust Company Americas, an independent trustee, will act as indenture trustee under each trust guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each trust guarantee will be those contained in each trust guarantee and those made part of each trust guarantee by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of trust guarantee, which is an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each trust guarantee will be held by the guarantee trustee of each trust for the benefit of the holders of the preferred securities.

General

     We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth in the guarantee, the following payments or distributions with respect to preferred securities, to the holders of the preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that a trust may have except for the defense of payment:

•	any accrued and unpaid distributions which are required to be paid on the preferred securities, to the extent the trust that issued the securities does not make such payments or distributions but has sufficient funds available to do so at such time;

•	the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption, to the extent the trust that issued the securities does not make such payments or distributions but has sufficient funds available to do so; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust that issued the securities (other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of

•	the total liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the trust that issued the securities does not make such payments or distributions but has sufficient funds available to do so, and

•	the amount of assets of the trust that issued the securities remaining available for distribution to holders of such preferred securities in liquidation of the trust.

     Our obligation to make a payment under a trust guarantee may be satisfied by our direct payment of the required amounts to the holders of preferred securities to which the trust guarantee relates or by causing the applicable trust to pay the amounts to the holders.

Modification of the Trust Guarantee; Assignment

     Except with respect to any changes which do not adversely affect the rights of holders of preferred securities in any material respect (in which case no vote will be required), each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in each trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding preferred securities to which the trust guarantee relates. Except in connection with a consolidation, merger or sale involving us that is permitted under the subordinated indenture and pursuant to which the assignee agrees in writing to perform our obligations under the guarantee, we may not assign our obligations under the guarantee.

Termination

     Each trust guarantee will terminate when any of the following has occurred:

•	all preferred securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the trust that issued the securities or both;

•	the junior subordinated debentures held by the trust that issued the securities have been distributed to the holders of the preferred securities; or

•	the amounts payable in accordance with the applicable amended declaration upon liquidation of the trust that issued the securities have been paid in full.

     Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities to which the trust guarantee relates must restore payment of any amounts paid on the preferred securities or under the trust guarantee.

Events of Default

     An event of default under a trust guarantee will occur if we fail to perform any of our payment obligations under a trust guarantee or we fail to perform any other obligation under a trust guarantee and the failure to perform such other obligation continues for 60 days.

     Each trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee. If the guarantee trustee fails to enforce the trust guarantee, any holder of preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment.

Status of the Trust Guarantees

     Each trust guarantee will be our general, irrevocable, and unsecured obligation and will rank subordinate and junior in right of payment, and will be subject to our prior payment in full of our senior debt and subordinated debt in the same manner as the junior subordinated debentures. The guarantee does not limit our ability to incur or issue other secured or unsecured senior or subordinated debt and we expect to incur, from time to time, additional senior and subordinated debt. Our obligations under the guarantee are effectively subordinated to all existing and future liabilities of any of our subsidiaries and their respective subsidiaries.

     The guarantee will constitute a guarantee of payment not of collection. A guarantee of payment entitles the guarantee trustee or the holder of the preferred securities to institute a legal proceeding against the trusts or any other person or entity. The guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities. The guarantee will not be discharged except by paying the amounts required under the guarantee in full to the extent not paid by the trusts or distributing the junior subordinated debentures to you. The guarantee will apply only to the extent that the trusts have funds sufficient to make payments. If we do not make payments on the junior subordinated debentures held by the trusts, the trusts will not have the funds to pay any amounts payable in respect of the preferred securities.

     The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of the trust guarantee relating to the subordination. As of December 31, 2004, we had approximately $10.5 billion that would rank senior to a trust guarantee.

Information Concerning the Guarantee Trustee

     The guarantee trustee, prior to the occurrence of a default with respect to a trust guarantee, undertakes to perform only those duties as are specifically contained in the trust guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The guarantee trustee is under no obligation to exercise any of the powers vested in it by the applicable trust guarantee at the request of any holder of preferred securities to which the trust guarantee relates, unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities which it might incur by exercising these powers; however the guarantee trustee will not be, upon the occurrence of an event of default under the applicable trust guarantee, relieved from exercising the rights and powers vested in it by such trust guarantee.

Governing Law

     The trust guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND THE TRUST GUARANTEES

     As long as we may make payments of interest and any other payments when they are due on the junior subordinated debentures held by a particular trust, those payments will be sufficient to cover distributions and any other payments due on the trust securities issued by that trust because of the following factors:

•	the total principal amount of the junior subordinated debentures held by the trust will be equal to the total stated liquidation amount of the trust securities issued by the trust;

•	the interest rate and the interest payment dates and other payment dates on the junior subordinated debentures held by the trust will match the distribution rate and distribution payment dates and other payment dates for the trust securities issued by the trust;

•	we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trust (other than obligations under the trust securities); and

•	each amended declaration will further provide that the trustees shall not take or cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust, which consist solely of issuing the trust securities, investing in the junior subordinated debentures and anything necessary or incident to those activities.

     We will guarantee payments of distributions, to the extent the trust obligated to pay those distributions has sufficient funds available to make the payments due on the preferred securities, to the extent described under “DESCRIPTION OF TRUST GUARANTEES.” If we do not make interest payments on the junior subordinated debentures held by a trust, that trust will not have sufficient funds to pay distributions on the preferred securities. Each trust guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that we have made a payment of interest or principal on the junior subordinated debentures held by the trust as its sole asset. However, we believe that the trust guarantees, when taken together with our obligations under the junior subordinated debentures and the subordinated indenture and our obligations under the amended declarations, including our obligations to pay the costs, expenses, debts and liabilities of the trusts, provide a full and unconditional guarantee of payment on the preferred securities.

     A holder of preferred securities may sue us to enforce its rights under the trust guarantee which relates to the holder’s preferred securities without first suing the guarantee trustee, the trust or any other person or entity.

PLAN OF DISTRIBUTION

     We and the trusts may offer and sell the securities to or through underwriters or dealers, and also may offer and sell the securities directly to other purchasers or through designated agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

     Distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We and the trusts also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement.

     In connection with the sale of securities, underwriters may receive compensation from us or a trust or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or a trust, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described in the applicable prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, NYSE, subject to official notice of issuance. We and the trusts may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

     If dealers are utilized in the sale of the securities, we and the trusts will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

     We and the trusts may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and the trusts against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

     One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of ours in the ordinary course of business.

     If so indicated in the applicable prospectus supplement, we and/or a trust may authorize dealers or other persons acting as our or its agents to solicit offers by certain purchasers to purchase the securities from us or it at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us and/or a trust. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. The applicable prospectus supplement will state any commission payable for solicitation of these offers.

LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by R. Alan Deer, our General Counsel, or such other chief legal officer as we may designate from time to time, and Alston & Bird LLP, Washington, D.C. Mr. Deer beneficially owns shares of our common stock and options to acquire additional shares of our common stock. Certain United States federal income taxation matters will be passed upon for us by Alston & Bird LLP, Washington, D.C. Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon for the trust and us by Richard, Layton Finger, P.A.

EXPERTS

     The consolidated financial statements of Regions Financial Corporation included in Regions Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2004, and Regions Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The expenses in connection with the distribution of the securities are set forth in the following table. All amounts, except the Securities and Exchange Commission registration fee, are estimated.

SEC Registration Fee	$235,400
NYSE Listing Fee	35,000
Blue Sky Fees and Expenses	5,000
Printing and Engraving Costs	50,000
Rating Agencies’ Fees	200,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	400,000
Trustee and Registrar Fees	15,000
Miscellaneous	12,300

Total	$722,300

Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Article Tenth of Regions’ Amended and Restated Certificate of Incorporation provides for the indemnification of Regions’ directors and officers as set forth below:

“TENTH.

     (1) The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by law.

     (2) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.”

     Article V, Section 11, of Regions’ By-laws provides for the indemnification of Regions’ directors and officers as set forth below:

“SECTION 11
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND
FIDUCIARIES; INSURANCE:

     (A) The Corporation shall indemnify, in accordance with and to the fullest extent permitted by law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, Advisory Director, officer, employee, agent or fiduciary of the Corporation or any constituent corporation absorbed in a consolidation or merger, or serves as such with another corporation, or with a partnership, joint venture, trust or other enterprise at the request of the Corporation or any such constituent corporation.

     (B) The indemnification provided by this Section 11 shall not be deemed exclusive of and shall be in addition to any other rights (whether created prior or subsequent to the adoption of these By-Laws) to which those indemnified may be entitled under any statute, rule of law, articles of incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (C) By action of the Board of Directors notwithstanding any interest of the Directors in such action, the Corporation may purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of any person who is or was a Director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Section 11.”

Item 16. Exhibits

1.1	Form of Underwriting Agreement for senior debt securities.*
1.2	Form of Underwriting Agreement for subordinated debt securities.*
1.3	Form of Underwriting Agreement for preferred stock.*
1.4	Form of Underwriting Agreement for depositary shares.*
1.5	Form of Underwriting Agreement for common stock.*
1.6	Form of Underwriting Agreement for stock purchase contracts.*
1.7	Form of Underwriting Agreement for units.*
1.8	Form of Underwriting Agreement for warrants.*
1.9	Form of Underwriting Agreement for preferred securities.*
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q (File No. 000-50831) for the quarter ended June 30, 2004).
3.2	By-laws (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K (File No. 000-50831) for the year ended December 31, 2004).
4.1	Form of Indenture for senior debt securities (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on December 18, 2001).
4.2	Form of Indenture for subordinated debt securities (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on December 18, 2001).
4.3	Form of preferred stock designations.*
4.4	Form of Deposit Agreement.*
4.5	Form of Depositary Receipt.*
4.6	Form of Senior Debt Security (included in Exhibit 4.1).
4.7	Form of Subordinated Debt Security (included in Exhibit 4.2).
4.8	Form of Warrant Agreement.*
4.9	Form of Preferred Security (included in Exhibits 4.19 and 4.20).
4.10	Form of Purchase Contract Agreement (including the form of the (Security Certificate)).*
4.11	Form of Pledge Agreement.*
4.12	Form of Unit Agreement (including form of unit certificate).*
4.13	Certificate of Trust of Regions Financing Trust II (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-54552) filed on January 29, 2001).
4.14	Certificate of Trust of Regions Financing Trust III (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on November 28, 2001).
4.15	Certificate of Trust of Regions Financing Trust IV (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on November 28, 2001).
4.16	Declaration of Trust of Regions Financing Trust II (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-54552) filed on January 29, 2001).
4.17	Declaration of Trust of Regions Financing Trust III (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on November 28, 2001).

4.18	Declaration of Trust of Regions Financing Trust IV (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on November 28, 2001).
4.19	Form of Amended and Restated Declaration of Trust for Regions Financing Trust II (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-54552) filed on February 8, 2001).
4.20	Form of Amended and Restated Declaration of Trust for each of Regions Financing Trust III and Regions Financing Trust IV (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on December 18, 2001).
4.21	Form of Preferred Securities Guarantee for Regions Financing Trust II (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-54552) filed on February 8, 2001).
4.22	Form of Preferred Securities Guarantee for each of Regions Financing Trust III and Regions Financing Trust IV (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on December 18, 2001).
4.23	Form of Expense Agreement.*
5.1	Opinion of Alston & Bird LLP regarding legality of the securities.
5.2	Opinion of Richards, Layton & Finger, P.A. regarding legality of the Preferred Securities of Regions Financing Trust II.
5.3	Opinion of Richards, Layton & Finger, P.A. regarding legality of the Preferred Securities of Regions Financing Trust III.
5.4	Opinion of Richards, Layton & Finger, P.A. regarding legality of the Preferred Securities of Regions Financing Trust IV.
8.1	Opinion of Alston & Bird LLP regarding certain tax consequences.*
12.1	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12 to our Annual Report on Form 10-K (File No. 000-50831) for the year ended December 31, 2004).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).
23.3	Consent of Alston & Bird LLP (included in Exhibit 8.1).*
23.4	Consent of Richards, Layton & Finger, P.A. related to the Regions Financing Trust II opinion (included in Exhibit 5.2).
23.5	Consent of Richards, Layton & Finger, P.A. related to the Regions Financing Trust III opinion (included in Exhibit 5.3).
23.6	Consent of Richards, Layton & Finger, P.A. related to the Regions Financing Trust IV opinion (included in Exhibit 5.4).
24.1	Powers of Attorney.
25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas as Property Trustee for the Amended and Restated Declaration of Trust of Regions Financing Trust II (incorporated by reference to Exhibit 25.3 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-54552) filed on February 8, 2001).
25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas as Guarantee Trustee for the Amended and Restated Declaration of Trust of Regions Financing Trust II (incorporated by reference to Exhibit 25.5 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-54552) filed on February 8, 2001).
25.3	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas as Trustee for the Senior and Subordinated Indenture for the Debt Securities (incorporated by reference to Exhibit 25.1 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on December 18, 2001).
25.4	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas as Property Trustee for the Amended and Restated Declaration of Trust of Regions Financing Trust III (incorporated by reference to Exhibit 25.2 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on December 18, 2001).
25.5	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas, as Guarantee Trustee under the Trust Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities Trust of Regions Financing Trust III (incorporated by reference to Exhibit 25.4 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on December 18, 2001).
25.6	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas as Property Trustee for the Amended and Restated Declaration of Trust of Regions Financing Trust IV (incorporated by reference to Exhibit 25.3 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on December 18, 2001).

25.7	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Guarantee Trustee under the Trust Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities Trust of Regions Financing Trust IV (incorporated by reference to Exhibit 25.5 to the Registration Statement on Form S-3 of our predecessor Regions Financial Corporation (File No. 333-74102) filed on December 18, 2001).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17. Undertakings

     (a) The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted against a Registrant by such director, officer or controlling person in connection with the securities being registered, a Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act, if necessary.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 25, 2005.

REGIONS FINANCIAL CORPORATION
By:	/s/ CARL E. JONES, JR.

Carl E. Jones, Jr.
Chairman and Chief Executive Officer

REGIONS FINANCING TRUST II

By: Regions Financial Corporation, as depositor

/s/ CARL E. JONES, JR.

Carl E. Jones, Jr.
Chairman and Chief Executive Officer

REGIONS FINANCING TRUST III

By: Regions Financial Corporation, as depositor

/s/ CARL E. JONES, JR.

Carl E. Jones, Jr.
Chairman and Chief Executive Officer

REGIONS FINANCING TRUST IV

By: Regions Financial Corporation, as depositor

/s/ CARL E. JONES, JR.

Carl E. Jones, Jr. Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARL E. JONES, JR.	Chairman, Chief Executive Officer, and Director	April 25, 2005
Carl E. Jones, Jr.

* Jackson W. Moore	President, CEO Designate, and Director	April 25, 2005

/s/ D. BRYAN JORDAN D. Bryan Jordan	Executive Vice President and Chief Financial Officer	April 25, 2005

/s/ RONALD C. JACKSON Ronald C. Jackson	Senior Vice President and Comptroller	April 25, 2005

* Richard D. Horsley	Vice Chairman, Director and Chief Operating Officer	April 25, 2005

* Allen B. Morgan, Jr.	Vice Chairman, Director and Chairman, Morgan Keegan & Company, Inc.	April 25, 2005

* Albert M. Austin	Director	April 25, 2005

* Samuel W. Bartholomew, Jr.	Director	April 25, 2005

* George W. Bryan	Director	April 25, 2005

* James S. M. French	Director	April 25, 2005

* Margaret H. Greene	Director	April 25, 2005

* James E. Harwood	Director	April 25, 2005

* Parnell S. Lewis, Jr.	Director	April 25, 2005

* Susan W. Matlock	Director	April 25, 2005

* Jorge M. Perez	Director	April 25, 2005

* Malcolm Portera	Director	April 25, 2005

* Lou Ann Poynter	Director	April 25, 2005

* John R. Roberts	Director	April 25, 2005

Signature	Title	Date

* Michael S. Starnes	Director	April 25, 2005

* W. Woodrow Stewart	Director	April 25, 2005

* Lee J. Styslinger, III	Director	April 25, 2005

* Richard A. Trippeer, Jr.	Director	April 25, 2005

* Robert R. Waller, M.D.	Director	April 25, 2005

* John H. Watson	Director	April 25, 2005

* C. Kemmons Wilson, Jr.	Director	April 25, 2005

* Spence L. Wilson	Director	April 25, 2005

* Harry W. Witt	Director	April 25, 2005

*By	/s/ CARL E. JONES, JR.

Carl E. Jones, Jr.
as attorney-in-fact pursuant to a
power of attorney.